Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”

On February 4, 2022 (“Closing” or the “Closing Date”), Fast Radius Inc. (formerly named ECP Environmental Growth Opportunities Corp. (“ENNV”)) (the “Company”) consummated a business combination with Fast Radius Operations, Inc. (formerly named Fast Radius, Inc.) (“Legacy Fast Radius”), pursuant to which ENNV Merger Sub, Inc., a wholly owned subsidiary of ENNV (“Merger Sub”), merged with and into Legacy Fast Radius, with Legacy Fast Radius surviving the Merger as a wholly owned subsidiary of ENNV (the “Business Combination”). After giving effect to the Business Combination, the Company owns, directly or indirectly, all of the issued and outstanding equity interests of Legacy Fast Radius and its subsidiaries and the equity holders of Legacy Fast Radius immediately prior to the Business Combination own a portion of the Company’s common stock, par value $0.0001 per share (“Common Stock”).

The unaudited pro forma condensed combined balance sheet of the Company as of September 30, 2021 and the unaudited pro forma condensed combined statements of operations for the Company for the nine months ended September 30, 2021 and for the year ended December 31, 2020 present the combination of the financial information of ENNV and Legacy Fast Radius after giving effect to the Business Combination, and related adjustments described in the accompanying notes.

The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2021 and for the year ended December 31, 2020 give pro forma effect to the Business Combination as if it had occurred on January 1, 2020. The unaudited pro forma condensed combined balance sheet as of September 30, 2021 gives pro forma effect to the Business Combination as if it were completed on September 30, 2021.

The unaudited pro forma condensed combined financial information is based on and should be read in conjunction with the audited and unaudited historical financial statements of each of ENNV and Legacy Fast Radius and the notes thereto, as well as the disclosures contained in the Proxy Statement/Prospectus included in ENNV’s Registration Statement on Form S-4 in the sections titled “ENNV Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Fast Radius’ Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in the Proxy Statement/Prospectus included in ENNV’s Registration Statement on Form S-4.

The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and do not necessarily reflect what the Company’s financial condition or results of operations would have been had the Business Combination occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of the Company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed. The assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes.

FAST RADIUS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of September 30, 2021

(In thousands, except per share amounts)

	Legacy Fast Radius (Historical)	ENNV (Historical)	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current Assets:
Cash and cash equivalents	$11,453	$133	$1,250	A	$120,674
			345,026	F
			75,000	G
			(8,336)	H
			11,989	M
			(400)	O
			(315,441)	P
Accounts receivable, net of allowances for doubtful accounts of $610	6,146	—	—		6,146
Inventories	550	—	—		550
Prepaid production costs	1,326	—	—		1,326
Prepaid expenses and other current assets	3,297	726	(2,280)	H	1,743
Income taxes receivable	—	—	—		—

Total current assets	22,772	859	106,808		130,439

Non-current assets:
Deferred tax asset	—	—	—		—
Marketable securities held in Trust Account	—	345,026	(345,026)	F	—
Property and equipment, net	7,844	—	—		7,844
Other non-current assets	358	260	—		618

Total non-current assets	8,202	345,286	(345,026)		8,462

TOTAL ASSETS	$30,974	$346,145	$(238,218)		$138,901

LIABILITIES, TEMPORARY EQUITY, AND STOCKHOLDERS’ EQUITY (DEFICIT)
Accounts payable	2,213	195	8,051	H	10,459
Accrued compensation	1,462	—	3,567	E	5,029
Accrued and other liabilities	8,515	1,355	(3,694)	H	5,945
			(231)	N
Franchise tax payable	—	120	—		120
Advances to customers	216	—	—		216
Payables to related party	2,243	400	(400)	O	2,243
Income tax payable	—	—	—		—
Warrant liability	2,713	—	(2,713)	B	—
Current portion of term loan	13,590	—	5,000	M	18,590

Total current liabilities	30,952	2,070	9,580		42,602

Non-current liabilities:
Warrant liability	—	12,312	517	A	12,829
Forward purchase agreement	—	100	(100)	A	—
Deferred tax liabilities	—	—	—		—
Term loan – net of current portion and debt issuance costs	7,940	—	—		7,940
Related party convertible notes and derivative liabilities	9,244	—	6,989	M	—
			(16,233)	N
Deferred underwriting fee payable	—	12,075	—		12,075
Other long-term liabilities	231	—	—		231

Total non-current liabilities	17,415	24,487	(8,827)		33,075

TOTAL LIABILITIES	48,367	26,557	753		75,677

COMMITMENTS AND CONTINGENCIES
Temporary equity:
Class A common stock, $0.0001 par value, subject to possible redemption; 34,500,000 shares at redemption value	—	345,000	(345,000)	I	—
Series Seed Preferred stock	1,893	—	(1,893)	J	—
Series Seed—1 Preferred stock	2,892	—	(2,892)	J	—
Series A—1 Preferred stock	5,714	—	(5,714)	J	—
Series A—2 Preferred stock	2,779	—	(2,779)	J	—
Series A—3 Preferred stock	4,286	—	(4,286)	J	—
Series B Preferred stock	56,726	—	(56,726)	J	—

Total Temporary equity	74,290	345,000	(419,290)		—
Stockholders’ equity (deficit):
Preferred stock	—	—	—		—
Class A common stock	—	—	—	A	2
			—	B
			1	C
			—	D
			1	G
			1	J
			1	L
			1	N
			(3)	P
Class B common stock	—	1	(1)	L	—
Treasury Stock	(221)	—	—		(221)
Additional paid-in capital	8,911	1,362	1,250	A	287,514
			99,999	C
			2,713	B
			13,282	D
			74,999	G
			(8,541)	H
			345,000	I
			74,289	J
			(26,775)	K
			16,463	N
			(315,438)	P
Retained earnings (deficit)	(100,373)	(26,775)	(100,000)	C	(224,071)
			(13,282)	D
			(417)	A
			(3,567)	E
			(6,432)	H
			26,775	K

Total stockholders’ equity (deficit)	(91,683)	(25,412)	180,319		63,224

TOTAL LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ EQUITY (DEFICIT)	$30,974	$346,145	$(238,218)		$138,901

FAST RADIUS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the year ended December 31, 2020

(In thousands, except per share amounts)

	Legacy Fast Radius (Historical)	ENNV (Historical)	Pro Forma Adjustments		Pro Forma Combined
Revenue	$13,966	$—	$—		$13,966
Cost of Revenues	12,039	—	26	S	12,065

Gross profit	1,927	—	(26)		1,901

Operating expenses:
Sales and marketing	8,328	—	—		8,328
General and administrative	12,044	20	6,432	Q	46,650
			3,567	R
			18,104	S
			5,933	T
			550	U
Research and development	2,959	—	52	S	3,011

Total operating expenses	23,331	20	34,638		57,989

Loss from operations	(21,404)	(20)	(34,664)		(56,088)

Other income (expenses):
Change in fair value of warrants	(80)	—	—		(80)
Interest expense, including amortization of debt issuance costs	(308)	—	—		(308)
Interest income and other income	121	—	—		121

Total other income (expenses)	(267)	—	—		(267)

Net loss before income taxes	(21,671)	(20)	(34,664)		(56,355)
Provision for income taxes	—	—	—		—

Net loss	$(21,671)	$(20)	$(34,664)		$(56,355)

	Fast Radius, Inc. (Historical)	ENNV (Historical)			Pro Forma Combined
Weighted Common shares outstanding – Basic and Diluted	2,951	—			83,423
Net loss per share - Basic and Diluted	$(7.34)	—			$(0.68)
Weighted shares outstanding of Class A redeemable common stock - Basic and Diluted	—	—			—
Net loss per share - Basic and Diluted, Class A	$—	$—			$—
Weighted shares outstanding of Class B non-redeemable common stock - Basic and Diluted	—	7,500			—
Net loss per share - Basic and Diluted, Class B	$—	$(0.00)			$—

FAST RADIUS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Nine months ended September 30, 2021

(In thousands, except per share amounts)

	Legacy Fast Radius (Historical)	ENNV (Historical)	Pro Forma Adjustments		Pro Forma Combined
Revenue	$13,579	$—	$—		$13,579
Cost of Revenues	14,077	—	2	V	14,079

Gross profit	(498)	—	(2)		(500)

Operating expenses:
Franchise tax expense	—	120	—		120
Sales and marketing	15,335	—	—		15,335
General and administrative	22,501	2,837	3,658	V	33,433
			4,437	W
Research and development	3,148	—	16	V	3,164

Total operating expenses	40,984	2,957	8,111		52,052

Loss from operations	(41,482)	(2,957)	(8,113)		(52,552)

Other income (expenses):
Change in fair value of warrants	(1,526)	9,927	—		8,401
Change in fair value of derivative liability	(189)	—	189	X	—
Change in fair value of forward purchase agreement	—	1,408	(1,408)	Z	—
Interest income and other income	—	—	—		—
Interest expense, including amortization of debt issuance costs	(1,787)	—	906	X	(881)
Offering costs on Founder Shares issued to related party	—	(1,250)	—		(1,250)
Offering costs allocated to derivative warrant liabilities	—	(750)	—		(750)
Interest and dividends earned on marketable securities held in Trust Account	—	26	(26)	Y	—

Total other income (expenses)	(3,502)	9,361	(339)		5,520

Net loss before income taxes	(44,984)	6,404	(8,452)		(47,032)
Provision for income taxes	—	—	—		—

Net loss	$(44,984)	$6,404	$(8,452)		$(47,032)

	Fast Radius, Inc. (Historical)	ENNV (Historical)			Pro Forma Combined
Weighted Common shares outstanding – Basic and Diluted	4,086	—			83,423
Net loss per share – Basic and Diluted	$(11.01)	—			$(0.56)
Weighted shares outstanding of Class A redeemable common stock – Basic and Diluted	—	29,319			—
Net income per share – Basic and Diluted, Class A	$—	$0.17			$—
Weighted shares outstanding of Class B non-redeemable common stock – Basic and Diluted	—	8,456			—
Net income per share – Basic and Diluted, Class B	$—	$0.17			$—

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Description of the Business Combination

On February 4, 2022, ENNV consummated the Business Combination with Legacy Fast Radius, pursuant to which ENNV Merger Sub, Inc., a wholly owned subsidiary of ENNV (“Merger Sub”), merged with and into Legacy Fast Radius, with Legacy Fast Radius surviving the Merger as a wholly owned subsidiary of ENNV. After giving effect to the Business Combination, the Company owns, directly or indirectly, all of the issued and outstanding equity interests of Legacy Fast Radius and its subsidiaries and the equity holders of Legacy Fast Radius immediately prior to the Business Combination own a portion of the Common Stock of the Company.

The following table illustrates ownership levels in the Company’s Common Stock immediately following the consummation of the Business Combination based on actual redemptions by the public shareholders and the following additional circumstances: (i) 65,000,000 shares of the Company’s Common Stock were issued to the holders of shares of Common Stock of Legacy Fast Radius at closing of the Business Combination for $10 per share; (ii) 6,500,000 shares of the Company’s Common Stock were issued to PIPE investors; (iii) the forward purchase units were issued pursuant to the Forward Purchase Agreements prior to the closing of the Business Combination; (iv) no public warrants or private placement warrants to purchase the Company’s Common Stock that were outstanding immediately following closing of the Business Combination have been exercised; (v); and no vested and unvested options to purchase shares of the Company’s Common Stock that were held by equity holders of Legacy Fast Radius immediately following the closing of the Business Combination have been exercised.

(shares in thousands)	Post Redemptions (Shares)%
Fast Radius Shareholders (1)	65,000	77.2%
Total Fast Radius Merger Shares	65,000	77.2%
ENNV Public Shares(2)	2,987	3.5%
ENNV Founder Shares (3) (4)	8,280	9.8%
Total ENNV Shares	11,267	13.3%
PIPE Investors and GSAM (5)	7,970	9.5%
Pro Forma Shares of Common Stock	84,237	100%

(1)

Excludes the Legacy Fast Radius Earn Out Shares and includes 10,148,500 shares reserved for issuance in respect of or otherwise relating to ENNV Options, ENNV Restricted Stock Awards and ENNV RSUs. The Legacy Fast Radius Earn Out Shares are equity-classified and will be treated as an adjustment to additional paid-in-capital upon the satisfaction of certain price targets set forth in the Merger Agreement during the Earn Out Period. See “The Merger Agreement—Merger Consideration.”

(2)	Includes 2,375,000 shares purchased by GSAM pursuant to the Forward Purchase Agreement Side Letter.

(3)

Includes the Sponsor Earn Out Shares. The Sponsor Earn Out Shares are equity-classified and will be treated as an adjustment to additional paid-in-capital upon the satisfaction of certain price targets set forth in the Merger Agreement during the Earn Out Period. See “The Merger Agreement—Merger Consideration.”

(4)	Includes 140,000 shares of Common Stock held by former ENNV directors and officers.

(5)

Includes (a) 1,000,000 shares of Common Stock acquired by the Sponsor, in its capacity as a PIPE Investor, upon consummation of the PIPE Investment, (b) 6,500,000 shares of Common Stock acquired by the other PIPE Investors, upon consummation of the PIPE Investment, (c) 125,000 shares of Common Stock acquired by GSAM pursuant to the Forward Purchase Agreement and (d) 345,000 shares of Common Stock acquired by GSAM in connection with ENNV’s initial public offering.

2. Basis of Presentation

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). The Company has elected not to present Management’s Adjustments and are only presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information.

The historical financial information of ENNV and Legacy Fast Radius has been adjusted in the unaudited pro forma condensed combined financial information to give effect to events that are transaction accounting adjustments. The pro forma adjustments are prepared to illustrate the effect of the Business Combination and certain other adjustments.

The Business Combination is accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, ENNV will be treated as the “acquired” company for financial reporting purposes. This determination was primarily based on evaluation of the following facts and circumstances: (i) Legacy Fast Radius equity holders will hold a majority of the voting power of the Company; (ii) Legacy Fast Radius equity holders will have the ability to elect the majority of the directors on the Company’s Board; (iii) Legacy Fast Radius’ existing management will comprise the management of the Company; (iv) Legacy Fast Radius’ current operations will comprise the ongoing operations of the Company; (v) Legacy Fast Radius is the larger entity based on historical revenues and business operations; and (vi) the Company will assume Legacy Fast Radius’ name. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Legacy Fast Radius issuing shares of the Company for the net assets of ENNV, accompanied by a recapitalization. The net assets of ENNV will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of Legacy Fast Radius.

The unaudited pro forma condensed combined balance sheet as of September 30, 2021 assumes that the Business Combination, the PIPE Investment, the purchase of the Forward Purchase Units by GSAM and the other transactions related thereto occurred on September 30, 2021. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 and unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2021 gives pro forma effect to the Business Combination, the PIPE Investment, the purchase of the Forward Purchase Units by GSAM and the other transactions related thereto as if they had been completed on January 1, 2020. These periods are presented on the basis of Legacy Fast Radius as the accounting acquirer.

The unaudited pro forma condensed combined balance sheet as of September 30, 2021 has been prepared using, and should be read in conjunction with, the following:

•	ENNV’s unaudited balance sheet as of September 30, 2021 and the related notes included in the Proxy Statement/Prospectus in ENNV’s Registration Statement on Form S-4; and

•	Legacy Fast Radius’ unaudited consolidated balance sheet as of September 30, 2021 and the related notes included in the Proxy Statement/Prospectus in ENNV’s Registration Statement on Form S-4.

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020 and nine months ended September 30, 2021 have been prepared using, and should be read in conjunction with, the following:

•

ENNV’s unaudited and audited statements of operations for the nine months ended September 30, 2021 and period from October 29, 2020 (inception) through December 31, 2020, respectively, and the related notes, included in the Proxy Statement/Prospectus in ENNV’s Registration Statement on Form S-4; and

•

Legacy Fast Radius’ unaudited and audited consolidated statements of operations for the nine months ended September 30, 2021 and the year ended December 31, 2020, respectively, and the related notes, included in the Proxy Statement/Prospectus in ENNV’s Registration Statement on Form S-4.

The unaudited pro forma condensed combined financial information has been prepared based on the actual withdrawal of $315.4 million from the Trust Account to fund the ENNV public stockholders’ exercise of their redemption rights with respect to 31,512,573 shares of Class A common stock, as well as the reclassification of the remaining 2,987,427 shares of Class A common stock formerly deemed redeemable at September 30, 2021 to the Company’s Common Stock.

Legacy Fast Radius modified its existing equity awards such that the consummation of the Business Combination will satisfy the performance condition. Pro forma adjustments were recorded for the incremental stock compensation expense as the adjustments were material.

Legacy Fast Radius modified the terms of its existing credit facility with its lender. The terms entered into in conjunction with the consummation of the transaction are reflected in the pro forma financial information.

The pro forma financial information reflects transaction-related adjustments management believes are necessary to present fairly the Company’s pro forma results of operations and financial position following the consummation of the Business Combination, the PIPE Investment, the purchase of the Forward Purchase Units by GSAM and the other transactions related thereto as of and for the periods indicated. The related transaction accounting adjustments are based on currently available information and assumptions management believes are, under the circumstances and given the information available at this time, reasonable, and reflective of adjustments necessary to report the Company’s financial condition and results of operations as if the Business Combination, the PIPE Investment, the purchase of the Forward Purchase Units by GSAM and the other transactions related thereto was completed. Therefore, the actual adjustments may differ from the pro forma adjustments and it is possible the difference may be material. The Company believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination, the PIPE Investment, the purchase of the Forward Purchase Units by GSAM and the other transactions related thereto contemplated based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination, the PIPE Investment, the purchase of the Forward Purchase Units by GSAM and the other transactions related thereto taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the Company. The unaudited pro forma condensed combined financial information should be read in conjunction with the historical financial statements and notes thereto of ENNV and Legacy Fast Radius.

3. Earn Out Shares

The Aggregate Merger Consideration includes an amount equal to 10,000,000 shares of Common Stock (the “Merger Earn Out Shares”) which will be subject to the satisfaction of certain price targets set forth in the Merger Agreement during the Earn Out Period, which price targets will be based upon (i) the daily volume-weighted average sale price of shares of Common Stock quoted on NASDAQ, or the exchange on which the shares of Common Stock are then traded, for any 20 trading days within any 30 consecutive trading day period within the Earn Out Period or (ii) the per share consideration received in connection with the occurrence of certain change of control events of the Company specified in the Merger Agreement (any such event, an “Acquiror Sale”). The Merger Earn Out Shares will be issuable in two equal tranches of 5,000,000 shares of Common Stock at the time that the Common Stock reaches a value, as calculated above, of $15.00 and $20.00, respectively.

Furthermore, the Merger Agreement provides that 10% of the shares of Common Stock held by the Sponsor (defined previously as the “Sponsor Earn Out Shares”) will be subject to vesting upon the satisfaction of certain price targets set forth in the Sponsor Support Agreement during the Earn Out Period, which price targets will be based upon (i) the daily volume-weighted average sale price of shares of Common Stock quoted on NASDAQ, or the exchange on which the shares of Common Stock are then traded, for any 20 trading days within any 30 consecutive trading day period within the Earn Out Period or (ii) the per share consideration received in connection with an Acquiror Sale. The Sponsor Earn Out Shares will vest in two equal tranches of 407,000 shares of Common Stock at the time that the Common Stock reaches a value, as calculated above, of $15.00 and $20.00, respectively.

If, during the Earn Out Period, there is an Acquiror Sale that will result in the holders of Common Stock receiving a per share price (based on the value of the cash, securities or in-kind consideration being delivered in respect of such Common Stock, as determined in good faith by the Company Board) equal to or in excess of the applicable stock price level set forth above, then immediately prior to the consummation of such Acquiror Sale, the Legacy Fast Radius equity holders entitled to Merger Earn Out Shares and the Sponsor Earnout Shares shall be eligible to participate in such Acquiror Sale. If, during the Earn Out Period, there is an Acquiror Sale that will result in the holders of Common Stock receiving a per share price (based on the value of the cash, securities or in-kind consideration being delivered in respect of such Common Stock, as determined in good faith by the Company Board) that is less than the applicable stock price level set forth above, then no Merger Earn Out Shares shall be issuable and no Sponsor Earn Out Shares shall become vested in connection with or following completion of such Acquiror Sale. In the event of an Acquiror Sale, including where the consideration payable is other than a specified price per share, for purposes of determining whether the applicable stock price levels set forth above have been achieved, the price paid per share of Common Stock will be calculated on a basis that takes into account the number of Sponsor Earn Out Shares that will vest and the number of Merger Earn Out Shares that will vest (i.e., the ultimate price per share payable to all holders of Common Stock will be the same price per share used to calculate the number of Sponsor Earn Out Shares and Merger Earn Out Shares that vest). The Sponsor will have all of the rights of a holder of Common Stock with respect to the unvested Sponsor Earn Out Shares, except that the Sponsor will not be entitled to consideration in connection with any sale or other transaction and the Sponsor Earn Out Shares cannot be sold, redeemed, assigned, pledged, hypothecated, encumbered or otherwise disposed of prior to vesting.

As the Merger Earn Out Shares and Sponsor Earn Out Shares are not puttable by the holders thereof, the underlying shares are not redeemable outside of the Company’s control, and the Merger Earn Out Shares and Sponsor Earn Out Shares are settled through the issuance (in the case of the Merger Earn Out Shares) or through the vesting (in the case of the Sponsor Earn Out Shares) a fixed number of shares, the Merger Earn Out Shares and Sponsor Earn Out Shares are not a liability within the scope of ASC 480, Distinguishing Liabilities from Equity. Further, although the Merger Earn Out Shares and Sponsor Earn Out Shares meet the definition of a derivative, they qualify for the equity-scope exception to derivative accounting because they meet the criteria for equity indexation and equity classification under ASC 815-40, Contracts in Entity’s Own Equity. Note that if an Acquiror Sale occurs as a result of a cash offer, the calculation of the share price used to determine if the applicable stock price level set forth above have been achieved would include the Merger Earn Out Shares and Sponsor Earn Out Shares. Lastly, the Merger Earn Out Shares and Sponsor Earn Out Shares are indexed to the Company’s own stock, as there are no other events that would accelerate the vesting of such shares other than the share price being in excess of the applicable stock price levels set forth above or an Acquiror Sale.

The Merger Earn Out Shares are reflected in the unaudited pro forma financial statements similar to a dividend since this arrangement was entered into with all the common shareholders of Fast Radius, which is considered the acquirer for accounting purposes. The unaudited pro forma condensed combined financial statements do not reflect pro forma adjustments related to the recognition of the Sponsor Earn Out Shares because there is no net impact on stockholders’ equity on a pro forma combined basis.

4. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination, the PIPE Investment, the purchase of the Forward Purchase Units by GSAM and the other transactions related thereto and has been prepared for informational purposes only.

The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give pro forma effect to events that directly reflect the accounting for the Business Combination. Legacy Fast Radius and ENNV have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the Company filed consolidated income tax returns during the periods presented.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statement of operations are based upon the number of the Company’s shares outstanding, assuming the Business Combination, the PIPE Investment, the purchase of the Forward Purchase Units by GSAM and the other transactions related thereto occurred on January 1, 2020.

The adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2021 are as follows:

(A)

Represents ENNV’s issuance of $1.3 million in Forward Purchase Units. $0.1 million represents the reduction of the Forward Purchase liability, and $0.5 million represents the issuance of GSAM warrants.

(B)	Represents the exercise of Legacy Fast Radius warrants concurrent with the Closing Date.

(C)

Represents the distribution of Common Stock to Legacy Fast Radius equity holders related to the equity-classified Merger Earn Out Shares. Because the Business Combination is accounted for as a reverse recapitalization, the issuance of the Merger Earn Out Shares has been treated as a deemed dividend and recorded as a reclassification within equity between additional paid-in capital and accumulated deficit.

(D)	Represents additional compensation expense related to vesting of the RSUs and accelerated vesting of Options.

(E)	Represents the payment of transaction bonuses to certain founders and employees of Legacy Fast Radius upon consummation of the Business Combination.

(F)

Reflects the reclassification of $345.0 million of marketable securities held in the Trust Account at the balance sheet date that will become available to fund the operations of the Company, prior to the cash paid for final redemptions.

(G)	Represents the net proceeds from the private placement of 7,500,000 shares of Common Stock at $10.00 per share, or an aggregate of approximately $75.0 million, pursuant to the PIPE Investment.

(H)

Represents additional transaction costs of $6.4 million that were incurred subsequent to September 30, 2021 and equity issuance costs of $8.5 million that were treated as a reduction to additional paid-in capital. Certain of the transaction and equity issuance costs were incurred prior to September 30, 2021 and were recognized within prepaid expenses and other current assets and accrued and other liabilities in the Legacy Fast Radius or ENNV historical balance sheets as of September 30, 2021 and have been derecognized in the unaudited pro forma condensed combined balance sheet as of September 30, 2021. Additionally, certain transaction and equity issuance costs were not paid in cash at the Closing of the Business Combination and have been recognized as accounts payable in the unaudited pro forma condensed combined balance sheet as of September 30, 2021. Those transaction and equity issuance costs exclude $21.0 million in other cash payments that were disbursed at the Closing of the Business Combination and are not reflected in the unaudited condensed combined financial information as they were not directly related to the Business Combination. Those cash disbursements included $8.2 million in D&O insurance premiums and $12.8 million related to IT and other costs.

(I)	Represents ENNV’s reclassification of shares of ENNV Class A Common Stock converted to permanent equity in conjunction with the Business Combination.

(J)

Represents the recapitalization of Legacy Fast Radius’ equity and issuance of shares of the Company’s common stock to Legacy Fast Radius equity holders as consideration for the reverse recapitalization.

(K)	Reflects the reclassification of ENNV’s historical accumulated deficit to additional paid-in-capital in connection with the consummation of the Business Combination.

(L)	Represents ENNV’s reclassification of shares of ENNV Class B common stock converted to permanent equity in conjunction with the Business Combination.

(M)

Represents the issuance of $7.0 million of Legacy Fast Radius convertible notes to Energy Capital Partners Holdings LP (the “ECP Notes”), and $7.0 million of additional draws on an existing loan with SVB Innovation Credit Fund VIII, L.P. issued on September 10, 2021. The ECP Notes were issued on October 26, 2021. The ECP Notes are net of debt issuance costs that have been recorded as a direct reduction to the convertible notes balance. Interest expense related to the ECP Notes are not shown on the pro forma statement of operations as issuance and conversion occur simultaneously assuming the transaction occurred on January 1, 2020. This convertible note issuance allowed for Fast Radius to draw the remaining $7.0 million from the $20.0 million SVB loan issuance. $2.0 million of the outstanding principal of $20.0 million was repaid on the SVB loan in conjunction with the Closing. This repayment was part of an amendment to the SVB loan, which extended the term of the loan in exchange for a fee of $2.1 million due at maturity.

(N)

Represents the conversion of outstanding Legacy Fast Radius convertible notes into 989,539 shares of Legacy Fast Radius common stock (2,034,492 shares in the Company) at Close. The Legacy Fast Radius convertible notes contained a mandatory conversion feature that caused conversion of the outstanding principal and interest amounts of the Legacy Fast Radius convertible notes at a price of 90% (for the convertible notes issued to ECP and Drive Capital) or 80% (for the convertible notes issued to Energize Ventures) of the lowest price of a qualified equity financing. See footnote 5 to the Legacy Fast Radius condensed consolidated financial statements included in the Proxy Statement/Prospectus in ENNV’s Registration Statement on Form S-4 for further information on the convertible notes.

(O)	Represents the repayment the of ECP working capital loan at Close.

(P)

Reflects the redemption of 31,512,573 shares for aggregate redemption payments of $315.4 million allocated to ENNV Class A common stock and additional paid-in capital using par value of $0.0001 per share and at a redemption price of $10.01 per share.

The adjustments included in the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020 and the nine months ended September 30, 2021 are as follows:

(Q)	Reflects actual transaction costs not yet incurred as of September 30, 2021 but were incurred prior to Closing.

(R)	Reflects expenses for the bonuses to the founders and other key employees of Fast Radius that were contingent upon Closing.

(S)

Reflects the adjustment to stock-based compensation expense for 1,121,637 outstanding employee RSUs (2,623,797 shares in the Company) and 25,306 options (59,196 shares in the Company) granted to consultants at Closing. Of the RSUs that vested, 597,430 (1,397,542 shares in the Company) vested at Close, while the remaining 524,207 RSUs (1,226,255 shares in the Company) are standard employee RSUs which vest over four years that already met a time vesting condition in addition to the Business Combination performance condition now being satisfied at Close. The consultant options immediately vested at Close. The expense was based on the fair value of the RSUs and options at the date of grant.

(T)

Reflects the adjustment to stock-based compensation expense for the Closing RSU Award granted at Close. This adjustment reflects the vesting of 1,637,197 shares in the Company during the period. Refer to Note 6—Closing RSU Award for further information.

(U)	Reflects the acceleration of unrecognized ENNV director compensation associated with the founder shares transferred.

(V)

Reflects the adjustment to stock-based compensation expense for 202,797 outstanding RSUs (474,394 shares in the Company) granted to employees at Closing. All RSUs are standard employee RSUs which vest over four years that have met a time vesting condition but also required the Closing of the Business Combination as a condition in order to vest. The expense was based on the fair value at the date of grant of the RSUs.

(W)

Reflects the adjustment to stock-based compensation expense for the Closing RSU Award at Close. This adjustment reflects vesting of 893,159 shares in the Company during the period. Refer to Note 6—Closing RSU Award for further information on these awards.

(X)

Reflects the reversal of the change in fair value of Fast Radius’ derivative liability and interest expense, both of which relate to the convertible notes that were converted into shares of Fast Radius common stock concurrent with the Closing.

(Y)	Reflects the elimination of ENNV’s historical interest and dividend income earned on ENNV’s Trust Account.

(Z)	Reflects the settlement of ENNV’s forward purchase agreement.

5. Loss per Share

The table below represents the net loss per share calculated based on the recapitalization resulting from the Business Combination, assuming the shares were outstanding since January 1, 2020. As the Business Combination and related equity transactions are being reflected as if they had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entirety of all periods presented. The number of outstanding shares excludes 10,148,500 unvested RSUs and stock options, 8,625,000 shares issuable upon the exercise of the Acquiror Public Warrants, 6,266,667 shares issuable upon the exercise of the Acquiror Private Warrants, the Closing RSUs, as well as 814,000 Sponsor Earn Out shares and 625,000 Forward Purchase Warrants from the calculations of pro forma losses per share because they are antidilutive. Loss per share also excludes the Merger Earn Out Shares as they do not have the rights of a stockholder because they are not currently issued and outstanding and will not be issued until satisfaction of the applicable stock price levels set forth above.

The following table sets forth the computation of pro forma basic and diluted net loss per share for the nine months ended September 30, 2021 and for the year ended December 31, 2020:

(in thousands, except per share amounts)	For the Nine Months Ended September 30, 2021	For the Year ended December 31, 2020
Pro forma net loss	$(47,032)	$(56,355)
Weighted average shares outstanding of common stock	83,423	83,423
Net loss per share (Basic and Diluted) attributable to common stockholders	$(0.56)	$(0.68)

6. Closing RSU Award

Pursuant to the terms of his amended and restated employment agreement, Mr. Rassey was granted a restricted stock unit award under the Equity Incentive Plan granted concurrent with the Closing. See “Executive Compensation—Employment Agreements—Lou Rassey—Closing RSU Award” for more information regarding Mr. Rassey’s restricted stock unit award, which is referred to herein as the Closing RSU Award.

The Company has prepared a valuation of the grant date fair value and expense during the periods presented in the Pro Forma financial information for each tranche of the Closing RSU Award. The fair value is determined by using the Monte Carlo Simulation valuation model and the assumptions below. The valuation model incorporated the following key assumptions:

Closing RSU Award
Expected stock price	$7.63
Expected volatility	67.2%
Expected term (in years)	10.0
Risk-free rate	1.92%
Discount for lack of marketability (“DLOM”)	14.8%

Expected stock price: The expected stock price is determined based on an assumed share price of $7.63 of the Company common stock as of the consummation of the business combination based on the closing trading price of ENNV common stock upon the consummation of the Business Combination.

Expected volatility: The expected volatility was determined by using an average of historical volatilities of selected industry peers deemed to be comparable to the Company’s business corresponding to the expected term of the awards.

Expected term: The expected term for valuation of the Closing RSU Award is its contractual term of 10 years.

DLOM: The shares underlying the Closing RSU Award are subject to a twelve-month holding period. The Company utilized the Finnerty method to determine the DLOM.

The aggregate estimated grant date fair value of the Closing RSU Award is $21.2 million.

The derived service period under the Monte Carlo Simulation model for the equity-classified award was determined based on the median vesting time for the simulations that achieved the vesting hurdle. Stock-based compensation expense associated with each tranche under the Closing RSU Award is recognized over the longer of (i) derived service period of the tranche and (ii) expected service period, using the accelerated expense recognition method. It is estimated that the stock-based compensation expense for the Closing RSU Award will be recognized over 5.0 years.